Exhibit 10.1

March [ ], 2021

Climate Real Impact Solutions III Acquisition Corporation
300 Carnegie Center, Suite 150,

Princeton, NJ 08540

Re:	Initial Public Offering

Ladies and Gentlemen:

This letter (this “Letter Agreement”) is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) to be entered into by and among Climate Real Impact Solutions III Acquisition Corporation, a Delaware corporation (the “Company”), and Barclays Capital Inc., BofA Securities, Inc. and Credit Suisse Securities (USA) LLC, as representatives (the “Representatives”) of the several underwriters (each, an “Underwriter” and collectively, the “Underwriters”), relating to an underwritten initial public offering (the “Public Offering”), of 34,500,000 of the Company’s units (including up to 4,500,000 units that may be purchased by the Underwriters to cover over-allotments, if any) (the “Units”), each comprising one share of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), and one-fifth of one redeemable warrant. Each whole warrant (each, a “Warrant”) entitles the holder thereof to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment. The Units will be sold in the Public Offering pursuant to a registration statement on Form S-1 and a prospectus (the “Prospectus”), filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) and the Company has applied to have the Units listed on the New York Stock Exchange. Certain capitalized terms used herein are defined in paragraph 13 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the Public Offering, to induce the PIMCO Investors and Climate Real Impact Solutions III Consortium, LLC, a Delaware limited liability company (the “CRIS III Consortium”), to invest in Climate Real Impact Solutions III Sponsor, LLC, a Delaware limited liability company (the “Sponsor”), and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Sponsor, OC III LVS XVI LP, a Delaware limited partner (“COF 3”), TOCU XVLVIII LLC, a Delaware limited liability company (together with COF 3, the “PIMCO Investors”), the CRIS III Consortium (together with the PIMCO Investors, the “Investors”) and the undersigned individuals, each of whom is a member of the Company’s board of directors and/or management team or is a consultant for the Company (each, an “Insider” and collectively, the “Insiders”), hereby agrees with the Company as follows:

1.	It is acknowledged and agreed that the Company shall not enter into a definitive agreement regarding a proposed Business Combination without the prior consent of the Sponsor and the PIMCO Investors.

2.	The Sponsor and each Insider hereby agrees that in the event that the Company fails to consummate a Business Combination within 24 months from the closing of the Public Offering, or such later period approved by the Company’s stockholders in accordance with the Company’s amended and restated certificate of incorporation (the “Charter”), the Sponsor and each Insider shall take all reasonable steps to cause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, subject to lawfully available funds therefor, redeem 100% of the Common Stock sold as part of the Units in the Public Offering (the “Offering Shares”), at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account (as defined below), including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Offering Shares, which redemption will completely extinguish all Public Stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and other requirements of applicable law. The Sponsor and each Insider agrees not to propose any amendment to the Charter to (a) modify the substance or timing of the Company’s obligation to allow redemption in connection with a Business Combination or to redeem 100% of the Offering Shares if the Company does not complete a Business Combination within the time period set forth in the Charter or (b) with respect to any other provision relating to stockholders’ rights or pre-initial Business Combination activity, unless the Company provides Public Stockholders with the opportunity to redeem their shares of Common Stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Offering Shares.

The Sponsor and each Insider acknowledges that it, he or she has no right, title, interest or claim of any kind in or to any monies held in the Trust Account or any other asset of the Company as a result of any liquidation of the Company with respect to the Founder Shares held by it, him or her. The Sponsor and each Insider hereby agrees that if the Company seeks stockholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, it, he or she shall vote any shares of Capital Stock owned by it, him or her in favor of any proposed Business Combination. The Sponsor and each Insider hereby waives, with respect to any shares of Common Stock held by it, him or her, if any, any redemption rights it, he or she may have in connection with the consummation of a Business Combination, including, without limitation, any such rights available in the context of (i) a stockholder vote to approve such Business Combination, or (ii) a stockholder vote to approve an amendment to the Charter to (a) modify the substance or timing of the Company’s obligation to allow redemption in connection with a Business Combination or to redeem 100% of the Offering Shares if the Company does not complete a Business Combination within the time period set forth in the Charter or (b) with respect to any other provision relating to stockholders’ rights or pre-initial Business Combination activity (although the Sponsor and the Insiders shall be entitled to liquidation rights with respect to any Offering Shares it or they hold if the Company fails to consummate a Business Combination within the time period set forth in the Charter). If the Company engages in a tender offer in connection with any proposed Business Combination, the Sponsor and each Insider agrees that it, he or she will not seek to sell its, his or her shares of Common Stock to the Company in connection with such tender offer.

3.	The undersigned acknowledges and agrees that prior to entering into a definitive agreement for a Business Combination with a target business that is affiliated with the undersigned or any other Insiders of the Company or their affiliates, such transaction must be approved by a majority of the Company’s disinterested independent directors and the Company must obtain an opinion from an independent investment banking firm or an independent accounting firm that such Business Combination is fair to the Company from a financial point of view.

4.	During the period commencing on the effective date of the Underwriting Agreement and ending 180 days after such date, the Sponsor and each Insider shall not, without the prior written consent of the Representatives, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission promulgated thereunder, with respect to any Units, shares of Common Stock, Founder Shares, Warrants or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock (but excluding Units and shares of Common Stock purchased in the Public Offering or thereafter) owned by it, him or her, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Units, shares of Common Stock, Founder Shares, Warrants or any securities convertible into, or exercisable, or exchangeable for,

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shares of Common Stock owned by it, him or her, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii). The provisions of this paragraph will not apply if the release or waiver is effected solely to permit a transfer not for consideration and the transferee has agreed in writing to be bound by the same terms described in this Letter Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

5.	In the event of the liquidation of the Trust Account upon the failure of the Company to consummate its initial Business Combination within the time period set forth in the Charter, the Sponsor (the “Indemnitor”), which for purposes of clarification shall not extend to any other shareholders, members or managers of the Sponsor, or any of the other undersigned, agrees to indemnify and hold harmless the Company against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened) to which the Company may become subject as a result of any claim by (i) any third party for services rendered or products sold to the Company or (ii) any prospective target business with which the Company has entered into a written letter of intent, confidentiality or other similar agreement or Business Combination agreement (a “Target”); provided, however, that such indemnification of the Company by the Indemnitor shall (x) apply only to the extent necessary to ensure that such claims by a third party for services rendered (other than the Company’s independent public accountants) or products sold to the Company or a Target do not reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Offering Share and (ii) the actual amount per Offering Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per Offering Share is then held in the Trust Account due to reductions in the value of the trust assets, less interest earned on the funds in the Trust Account which may be withdrawn to pay franchise and income taxes, (y) not apply to any claims by a third party or a Target which executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) and (z) not apply to any claims under the Company’s indemnity of the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that any such executed waiver is deemed to be unenforceable against such third party, the Indemnitor shall not be responsible to the extent of any liability for such third party claims. The Indemnitor shall have the right to defend against any such claim with counsel of its choice reasonably satisfactory to the Company if, within 15 days following written receipt of notice of the claim to the Indemnitor, the Indemnitor notifies the Company in writing that it shall undertake such defense.

6.
The Company will, to the fullest extent permitted by law, indemnify, exonerate and hold the Sponsor and its managers and members, including the PIMCO Investors and the CRIS III Consortium, and each of their respective partners, shareholders, members, affiliates, associated investment funds, directors, officers, fiduciaries, managers, controlling persons, employees and agents and each of the partners, shareholders, members, affiliates, associated investment funds, directors, officers, fiduciaries, managers, controlling persons, employees and agents of each of the foregoing, whether or not a signatory hereto (collectively, the “Indemnitees”) free and harmless from and against any and all actions, causes of action, suits, claims, liabilities, losses, damages and costs and expenses (including attorneys’ fees and expenses) incurred by an Indemnitee or any of them (collectively, the “Indemnified Liabilities”), arising out of or in connection with any action, cause of action, suit, arbitration, investigation or claim arising out of, or in any way relating to (i) this Agreement, the Public Offering, any completed, abandoned or failed Business Combination or any other agreement or arrangement in connection with the Public Offering or any completed, abandoned or failed Business Combination, or any review or approval of any proposed, abandoned, failed or completed Business Combination or any proxy or other solicitation of shareholder approval or authorization of any proposed, abandoned, failed or completed Business Combination, (ii) any investment opportunities sourced by the Indemnitees, (iii) any act or omission of an Indemnitee in connection with the Company’s or its affiliates’ affairs or (iv) the operations of, or services provided by an Indemnitee to, the Company or any of its affiliates, whether arising prior to or on and after the date hereof and shall advance costs and expenses (including attorneys’ fees and expenses) incurred by the Indemnitee in connection with any of the foregoing upon and following receipt of an undertaking from the applicable Indemnitee to repay (without interest) any amounts advanced if indemnification

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hereunder is finally judicially determined by a court of competent jurisdiction to not be owed; provided, that if and to the extent that the foregoing indemnification or advancement rights may be unavailable or unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

The rights of any Indemnitee to indemnification or advancement hereunder will be primary and in addition to any other rights any such person may have under any other agreement or instrument to which such Indemnitee is or becomes a party or is or otherwise becomes a beneficiary or under law or regulation. In addition, the rights of any Indemnitee to indemnification hereunder will not entitle such Indemnitee to access the funds held in the Trust Account, as defined below, and any indemnification hereunder will not be permitted to be funded by funds held in the Trust Account.

Each Indemnitee (as defined herein) is an intended third party beneficiary of this paragraph 6, whether or not such Indemnitee is a signatory to this Agreement.

7.	To the extent that the Underwriters do not exercise their over-allotment option to purchase up to an additional 4,500,000 Units within 45 days from the date of the Prospectus (and as further described in the Prospectus) in full, the Sponsor agrees to forfeit, at no cost, a number of Founder Shares in the aggregate equal to 1,125,000 multiplied by a fraction (i) the numerator of which is 4,500,000 minus the number of Units purchased by the Underwriters upon the exercise of their over-allotment option, and (ii) the denominator of which is 4,500,000. For clarity, the forfeiture shall yield the result that the Initial Stockholders will own an aggregate of 20% of the Company’s issued and outstanding shares of Capital Stock after the Public Offering (assuming, for purposes of this calculation, that the Initial Stockholders do not purchase any Units in the Public Offering).

8.	Sponsor and each Insider hereby agrees and acknowledges that: (i) the Underwriters and the Company would be irreparably injured in the event of a breach by such Sponsor or an Insider of its, his or her obligations under paragraphs 1, 2, 3, 4, 5, 7, 9(a), 9(b) and, solely as to each D&O Insider, 10, as applicable, of this Letter Agreement, (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach. The Investors shall also be entitled to seek injunctive relief, in addition to any other remedy that such parties may have in law or in equity, in the event of a breach under this Letter Agreement.

9.	(a) The Sponsor and each Insider agrees that it, he or she shall not Transfer any Founder Shares (or shares of Common Stock issuable upon conversion thereof) until the earlier of (A) one year after the completion of the Company’s initial Business Combination or (B) subsequent to the Business Combination, (x) if the last sale price of the Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial Business Combination or (y) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property (the “Founder Shares Lock-up Period”).

(b)       The Sponsor and each Insider agrees that it, he or she shall not Transfer any Private Placement Warrants (or shares of Common Stock issued or issuable upon the exercise of the Private Placement Warrants), until 30 days after the completion of the Company’s initial Business

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Combination (the “Private Placement Warrants Lock-up Period”, together with the Founder Shares Lock-up Period, the “Lock-up Periods”).

(c)       Notwithstanding the provisions set forth in paragraphs 9(a) and (b), Transfers of the Founder Shares, Private Placement Warrants and shares of Common Stock issued or issuable upon the exercise or conversion of the Private Placement Warrants or the Founder Shares and that are held by the Sponsor, any Insider or any of their permitted transferees (that have complied with this paragraph 9(c)), are permitted (a) to the Company’s officers or directors, any affiliates or family members of any of the Company’s officers or directors, any affiliate of the Sponsor or to any member(s) of the Sponsor, any affiliates of such members and funds and accounts advised by such members; (b) in the case of an individual, by gift to a member of such individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family, an affiliate of such individual or to a charitable organization; (c) in the case of an individual, by virtue of the laws of descent and distribution upon death of such person; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with the consummation of an initial Business Combination at prices no greater than the price at which the securities were originally purchased; (f) in the event of the Company’s liquidation prior to the completion of an initial Business Combination; (g) by virtue of the laws of the State of Delaware or the Sponsor’s limited liability company agreement upon dissolution of the Sponsor; or (h) in the event of the Company’s liquidation, merger, capital stock exchange, reorganization or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property subsequent to the completion of an initial Business Combination; provided, however, that, in the case of clauses (a) through (e) or (g), these permitted transferees must enter into a written agreement with the Company agreeing to be bound by the transfer restrictions herein.

10.	Prior to the consummation of the initial Business Combination, each of the PIMCO Investors (collectively) and the CRIS III Consortium shall have the right to appoint one representative to the Board of Directors of the Company and two observers of the Board of Directors of the Company commencing on the effective date of the registration statement on Form S-1 related to the Public Offering until the earlier to occur of (i) any Business Combination and (ii) either the CRIS III Consortium or the PIMCO Investors transferring or disposing of any of their membership interests in the Sponsor, other than to an affiliate of such investor. The CRIS III Consortium shall have the right to nominate three independent directors for election to the Board of Directors of the Company, with such candidates subject to the approval of the PIMCO Investors (such approval not to be unreasonably withheld). The Sponsor agrees to vote the Founder Shares in favor of (a) each of the CRIS III Consortium’s and the PIMCO Investors’ appointees to the Board when each of the CRIS III Consortium and the PIMCO Investors’ appointees are up for election and (b) the independent director nominees designated by the CRIS III Consortium and approved by the PIMCO Investors when each of such nominees is up for election.

11.	Each of the Insiders who is or is nominated to be a director or officer of the Company (each, a “D&O Insider”) agrees to serve in such capacity until the earlier of the consummation by the Company of an initial Business Combination, the liquidation of the Company, or his or her removal, death or incapacity. The Sponsor and each D&O Insider represents and warrants that it, he or she has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked. Each D&O Insider’s biographical information furnished to the Company (including any such information included in the Prospectus) is true and accurate in all material respects and does not omit any material information with respect to the D&O Insider’s background and contains all of the information required to be disclosed pursuant to Item 401 of Regulation S-K, promulgated under the Securities Act. Each D&O Insider’s questionnaire furnished to the Company and the Representatives is true and accurate in all material respects. Each D&O Insider represents and warrants that: it, he or she is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or

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refrain from any act or practice relating to the offering of securities in any jurisdiction; it, he or she has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and it, he or she is not currently a defendant in any such criminal proceeding.

12.	Except as disclosed in the Prospectus, neither the Sponsor nor any Insider, nor any affiliate of the Sponsor or any Insider, shall receive from the Company any finder’s fee, reimbursement, consulting fee, monies in respect of any repayment of a loan or other compensation prior to, or in connection with any services rendered in order to effectuate, the consummation of the Company’s initial Business Combination (regardless of the type of transaction that it is).

13.	The Company, the Sponsor, each Investor and each Insider represents and warrants, severally and not jointly, that it, he or she has full right and power, without violating any agreement to which it, he or she is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement and, as applicable, to serve as an officer, consultant and/or director on the board of directors of the Company and hereby consents to being named in the Prospectus as an officer, consultant and/or director of the Company.

14.	As used herein, (i) “Business Combination” shall mean a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving the Company and one or more businesses; (ii) “Capital Stock” shall mean, collectively, the Common Stock and the Founder Shares; (iii) “Founder Shares” shall mean the 8,625,000 shares of the Company’s Class B common stock, par value $0.0001 per share, initially issued to the Sponsor (up to 1,125,000 shares of which are subject to complete or partial forfeiture by the Sponsor if the over-allotment option is not exercised in full by the Underwriters); (iv) “Initial Stockholders” shall mean the Sponsor and any Insider that holds Founder Shares; (v) “Private Placement Warrants” shall mean the Warrants to purchase up to 5,333,333 shares of Common Stock of the Company (or 5,933,333 shares of Common Stock if the over-allotment option is exercised in full by the Underwriters) that the Sponsor has agreed to purchase for an aggregate purchase price of $8,000,000 (or $8,900,000 if the over-allotment option is exercised in full by the Underwriters), or $1.50 per Warrant, in a private placement that shall occur simultaneously with the consummation of the Public Offering; (vi) “Public Stockholders” shall mean the holders of securities issued in the Public Offering; (vii) “Trust Account” shall mean the trust account into which the net proceeds of the Public Offering and certain proceeds from the sale of the Private Placement Warrants shall be deposited; and (viii) “Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

15.	The Company will maintain an insurance policy or policies providing directors’ and officers’ liability insurance, and each D&O Insider shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any of the Company’s directors or officers.

16.	The Company shall not, without the prior consent of each of the Investors, (i) include the name of the Investors or any of their respective affiliates in any disclosure, marketing materials, tombstones and other usages in connection with the Public Offering, otherwise related to the activities of the Company, or in connection with the initial Business Combination or thereafter; (ii) amend any term of the Company’s constitutive documents, (iii) amend any term of the Founder

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Shares, including, but not limited to, the economic terms or terms regarding transferability; (iv) amend any term of the Private Placement Warrants, including, but not limited to, economic terms or terms regarding transferability; (v) amend any terms of the Trust Account, (vi) appoint any advisor of the Company or (vii) approve an annual budget or incur expenses or other obligations that, in the aggregate, exceed any approved budget by more than $100,000.

17.	This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

18.	No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties, except that any of the Investors may assign its rights, interests and obligations hereunder to any affiliate of such Investor. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the Company, the Sponsor, the Investors and each Insider and their respective successors, heirs and assigns and permitted transferees.

19.	Nothing in this Letter Agreement shall be construed to confer upon, or give to, any person or corporation other than the parties hereto any right, remedy or claim under or by reason of this Letter Agreement or of any covenant, condition, stipulation, promise or agreement hereof. All covenants, conditions, stipulations, promises and agreements contained in this Letter Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors, heirs, personal representatives and assigns and permitted transferees.

20.	This Letter Agreement may be executed in any number of original, facsimile or other electronic counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

21.	This Letter Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Letter Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Letter Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

22.	This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of Wilmington, in the State of Delaware, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

23.	Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile or e-mail transmission.

24.	This Letter Agreement shall terminate on the earlier of (i) the expiration of the Lock-up Periods or (ii) the liquidation of the Company; provided that paragraph 5 of this Letter Agreement shall survive such liquidation. For the avoidance of doubt, this Agreement will survive and continue after the abandonment, failure or completion of any Business Combination.

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Sincerely,

CLIMATE REAL IMPACT SOLUTIONS III SPONSOR, LLC

By:
	Name:	John A. Cavalier
	Title:	Manager

OC III LVS XVI LP

By: OC III GP LLC, its general partner

By:
Name:
	Title:	Authorized Person

TOCU XVLVIII LLC

By:
Name:
	Title:	Authorized Person

CLIMATE REAL IMPACT SOLUTIONS III CONSORTIUM, LLC

By:
	Name:	John A. Cavalier
	Title:	Managing Director

[Signature Page to Insider Letter]

David W. Crane

John A. Cavalier

Elizabeth Comstock

Anne Frank-Shapiro

Mimi Alemayehou

Jane Sadowsky

Shaun Kingsbury

Jamie Weinstein

Megan Hammond

Daniel Gross

Amir Mehr

Stephen Moch

Kristofer Holz

Evelyn Marti

[Signature Page to Insider Letter]

Christine Avots

Alex Urbahn

Acknowledged and Agreed:

CLIMATE REAL IMPACT SOLUTIONS III ACQUISITION CORPORATION

By:
Name: John A. Cavalier
Title: Chief Financial Officer

[Signature Page to Insider Letter]